Exhibit 99.2


On August 12, 2003, Florida Rock Industries, Inc. ("the Company") purchased from Lafarge North America, Inc. all of the capital stock of Lafarge Florida, Inc. ("Lafarge Florida ") for $123,950,000 in cash, pursuant to a Stock Purchase Agreement
dated July 2, 2003.   The purchase price is subject to
adjustment based on the final working capital of Lafarge
Florida as stipulated in the Stock Purchase Agreement.   The
Company is still in the process of obtaining certain appraisals of the net assets acquired to determine the fair market of the
net assets.   As a result, certain estimates have been made in
the following pro forma information and are subject to change.

The following unaudited pro forma information has been prepared
for comparative purposes only.   The pro forma results are not
indicative either of the results of operations that would have resulted had the acquisition been in effect in the beginning of
the periods or of future results.   Furthermore, the pro forma
results do not give effect to all cost savings or incremental costs which may occur as a result of the integration and
consolidation of the Lafarge Florida acquisition.   In the
opinion of management, all adjustments necessary to present such pro forma financial statements have been made.

The following Unaudited Pro forma Condensed Consolidated Balance Sheet has been prepared based on the historical condensed balance sheet of Florida Rock Industries, Inc. as of June 30, 2003 and the historical consolidated balance sheet of Lafarge Florida as of June 30, 2003 and gives effect to the Lafarge Florida acquisition as if the acquisition of Lafarge Florida had occurred on June 30, 2003.

The following Unaudited Pro forma Condensed Consolidated
Statements of Income for the year ended September 30, 2002 and nine months ended June 30, 2003 give effect to the Lafarge Florida acquisition as if it had occurred at the beginning of the period.

                          Florida Rock Industries, Inc.
           Unaudited Pro forma Condensed Consolidated Balance Sheet
                               As of June 30, 2003
                                  (in thousands)



                            The Company  Lafarge FL  Pro forma    Pro forma
                            Historical   Historical  Adjustments  Combined
                            ___________  __________  ___________  __________
ASSETS
Current assets:
  Cash and cash equivalents $ 39,958           1    (31,950) (c)      8,009
  Accounts and notes
   receivable,                91,078      10,888           -        101,966
  Inventories                 32,705       7,158           -         39,863
  Prepaid expense and other   10,403           3           -         10,406
                            ________   _________    _________      ________
    Total current assets     174,144      18,050    (31,950)        160,244
Other assets                  64,794           -           -         64,794
Goodwill                      54,702       4,330      86,658 (b)    145,690
Property, plant and
 equipment, net              479,589       9,766       8,156 (a)    497,511
                            ________   _________    _________      _________
                           $ 773,229      32,146      62,864        868,239
                            ========   =========    =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payables        $  34,732       1,115           -         35,847
  Dividends payable            2,870           -           -          2,870
  Federal and state income
    taxes                      7,843           -           -          7,843
  Accrued payroll and
    benefits                  17,095         479           -         17,574
  Accrued insurance reserve    6,571         206           -          6,777
  Accrued liabilities, othe    9,920       1,210           -         11,130
  Long-term debt due within
    one year                     518           -           -            518
                            ________    ________     _________     _________
    Total current liabilities 79,549       3,010                     82,559

Long-term debt, net of
  current portion             44,013                  92,000 (c)    136,013
Other long-term liabilities   93,218           -           -         93,218
Shareholder's equity:
  Common stock                 2,868          20        (20) (d)      2,868
  Capital in excess of par
    value                     18,292           -           -         18,292
    Retained earnings        535,289      29,116    (29,116) (d)    535,289
                            ________    ________    ________        _______
 Total shareholders' equity  556,449      29,136    (29,136)        556,449
                            ________    ________    ________        _______
                          $  773,229      32,146      62,864        868,239
                            ========    ========    ========        =======


The accompanying notes are an integral part of these pro forma financial statements.


                               Florida Rock Industries, Inc.
            Unaudited Pro forma Condensed Consolidated Statement of Income
                              Year ended September 30, 2002
                          (in thousands, except per share data)

                       The Company  Lafarge FL  Pro forma     Pro forma
                       Historical   Historical  Adjustments   Combined
                       ___________  __________  ___________   __________

Net sales              $   707,459      88,398            -      795,857
Freight revenues            16,265       3,143            -       19,408
                         _________   _________   __________   __________
    Total sales            723,724      91,541            -      815,265

Cost of sales              531,287      65,038           38 (e)  596,363
Freight expense             16,147       3,143            -       19,290
			 _________   _________   __________    _________
    Total cost of sales    547,434      68,181           38      615,653

Gross profit               176,290      23,360          (38)     199,612
Selling, general and
  administrative            72,655       5,259             -      77,914
Loss (Gain) on sale of
  real estate               (2,812)          -             -      (2,812)
                           ________  _________    ___________  __________
Operating profit           106,447      18,101           (38)    124,510

Interest expense            (3,862)          -        (3,344) (f) (7,206)
Interest income              1,450           -          (228) (f)  1,222
Other income (expense),
  net                        2,285      (1,162)            -       1,123
                          ________   __________   ___________  __________

Income before income
  taxes                    106,320      16,939        (3,610)    119,649
Provision for income taxes  37,425       6,608        (1,271) (g) 42,762
                           ________  _________    ___________   __________
Net income             $    68,895      10,331        (2,339)     76,887
                           =======   =========    ===========   ==========

Earnings per share:
  Basic                $      2.42                                  2.71
                           =======                               =========


  Diluted              $      2.38                                  2.66
                           =======    				 =========
                           ________                             __________

Weighted average shares
used in computing earnings
per share:
   Basic                    28,415                                28,415
   Diluted                  28,953                                28,953

The accompanying notes are an integral part of these pro forma financial statements.


                            Florida Rock Industries, Inc.
          Unaudited Pro forma Condensed Consolidated Statement of Income
                           Nine months ended June 30, 2003
                        (in thousands, except per share data)

                      The Company    Lafarge FL   Pro forma      Pro forma
                      Historical     Historical   Adjustments    Combined
                      ____________   __________   ___________    __________

Net sales             $  514,157         69,125             -       583,282
Freight revenues          11,817          2,525             -        14,342
                        __________    _________     _________     __________
    Total sales          525,974         71,650                     597,624

Cost of sales            381,741         50,034           231 (e)   432,006
Freight expense           11,647          2,525             -        14,172
                        __________    _________     __________    ___________
    Total cost of sales  393,388         52,559           231       446,178

Gross profit             132,586         19,091          (231)      151,446
Selling, general and
  administrative          57,344          3,897             -        61,241
Loss (Gain) on sale of
  real estate             (2,409)             -             -        (2,409)
                        __________    __________    ___________    __________
Operating profit          77,651         15,194          (231)       92,614

Interest expense          (1,314)             0        (1,635) (f)   (2,949)
Interest income            1,572              0            (8) (f)    1,564
Other income (expense),
  net                      1,824       (    982)            -           842
                        __________    __________    ___________    __________

Income before income
  taxes                   79,733         14,212        (1,874)       92,071
Provision for income
  taxes                   28,066          5,543          (660) (g)   32,949
                        __________     __________    ___________    __________
Income before cumulative
  effect of accounting
  change                  51,667          8,669        (1,214)       59,122

Cumulative effect of
  accounting change, net
  of income taxes of $181    333              0             -           333
                        __________     ___________    ___________  ___________
Net income            $   52,000          8,669        (1,214)       59,455
                        ==========     ===========    ===========  ===========


Earnings per share:
 Basic
   Income before
    cumulative effect of
    accounting change   $   1.81                                       2.07

   Cumulative effect of
    accounting change        .01                                        .01
                        __________                                 ___________

   Net income         $     1.82                                       2.08
			==========                                 ===========

 Diluted
   Income before
    cumulative effect of
    accounting change   $   1.78                                       2.04
   Cumulative effect of
    accounting change        .01                                        .01
                        _________                                 __________

   Net income           $   1.79                                       2.05
			=========                                 ==========

Weighted average shares
 used in computing earnings
 per share:
  Basic                   28,610                                     28,610
			========                                  ==========
  Diluted                 29,057                                     29,057
			========                                  ==========

The accompanying notes are an integral part of these pro forma financial statements.


                    FLORIDA ROCK INDUSTRIES, INC.
    Notes to Unaudited Pro Forma Consolidated Financial Statements


OVERVIEW -- LAFARGE FLORIDA ACQUISITION

The unaudited Pro Forma Consolidated Statement of Income for the year ended September 30, 2003 is based on the Company's fiscal year ended September 30, 2002 and Lafarge Florida's fiscal year
ended December 31, 2002.   The unaudited Pro Forma Consolidated
Statement of Income for the nine months ended June 30, 2003 is based on the Company's and Lafarge Florida's nine months ended
June 30, 2003.   As a result, the results of operations for
Lafarge Florida for the quarter ended December 31, 2002 are
included in both periods.   These pro forma results are for
comparative purposes only and are not indicative either of the results of operations that would have resulted had the acquisition occurred at the beginning of the periods presented or of future results.

Purchase Price Allocation - The purchase price of the Lafarge Florida acquisition has been allocated to the acquired assets and
liabilities based upon their estimated fair values.   The Company
is still obtaining appraisals for certain of the assets acquired and accordingly the purchase price allocation is preliminary and subject to adjustment based on the final determination of the
fair value of the net assets acquired.   Any excess purchase
price has been allocated to goodwill.

NOTES

  (a) To adjust the assets and liabilities acquired to estimated fair market value based on a preliminary allocation of
       purchase price to net assets acquired.   The Company is
       still in process of obtaining appraisals for certain of the net assets and determining the fair value and, therefore, the amounts allocated to various net assets is subject to change.
  (b)  To record additional goodwill equal to the excess of
       purchase price over the estimated fair value of net assets acquired.
  (c)  To record the funding of the acquisition.   The purchase
       price was paid by using excess cash and borrowing under the
       Company's existing revolving credit agreements.   At June 30,
       2003, the Company would have had to borrow $92,000,000. At the date of acquisition the Company borrowed $85,000,000 to fund the acquisition.
  (d)  To eliminate the stockholders' equity of Lafarge Florida.
  (e) To adjust depreciation expense based on the estimated fair market value of the assets assigned in the preliminary purchase price allocation.
  (f) To record interest expense on the monies borrowed under the Company's revolving credit facility and to eliminate interest earned on excess cash used to fund the acquisitions.
  (g) To record tax effects of adjustments. Effective tax rate on consolidated pro forma income before taxes is 35.7%.